EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                                           YEAR
                                                   NINE MONTHS ENDING     ENDING
                                                      SEPTEMBER 30,      DECEMBER 31,
                                                  --------------------  ------------
                                                     1999       1998        1998
                                                  ---------  ---------  ----------


Fixed  charges,  as  defined


  Interest charges                                 $ 28,951   $ 40,401   $  50,253
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---         ---
                                                   ---------  ---------  ----------

      Total fixed charges                          $ 28,951   $ 40,401   $  50,253
                                                   =========  =========  ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                             $ 44,937   $(91,533)  $(238,609)
  Fixed charges, above                               28,951     40,401      50,253
  Less interest capitalized                         (10,466)   (19,786)    (23,215)
  Plus undistributed (earnings) loss of affiliates      ---        ---         ---
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis              ---        ---         ---
                                                   ---------  ---------  ----------

                                                   $ 63,422   $(70,918)  $(211,571)
                                                   =========  =========  ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)              2.2        ---         ---
                                                   =========  =========  ==========






                                                                                    SEVEN MONTHS    YEAR
                                                                                       ENDING      ENDING
                                                       YEAR ENDING DECEMBER 31,        DEC. 31,    MAY 31,
                                                   -------------------------------
                                                     1997        1996      1995        1994         1994
                                                   ---------  ---------  ---------  ----------   ----------



Fixed  charges,  as  defined

  Interest charges                                  $ 50,625   $ 43,884   $ 41,305   $  20,285   $  26,951
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis               ---        ---        ---         ---         364
                                                    ---------  ---------  ---------  ----------  ----------

      Total fixed charges                           $ 50,625   $ 43,884   $ 41,305   $  20,285   $  27,315
                                                    =========  =========  =========  ==========  ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                              $ 16,896   $ 20,945   $ 16,600   $ (22,834)  $ (23,104)
  Fixed charges, above                                50,625     43,884     41,305      20,285      27,315
  Less interest capitalized                          (25,818)   (27,102)   (16,211)    (11,833)    (16,863)
  Plus undistributed (earnings) loss of affiliates       ---       (118)     2,249       4,102        (645)
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis               ---        ---        ---         ---        (364)
                                                    ---------  ---------  ---------  ----------  ----------

                                                    $ 41,703   $ 37,609   $ 43,943   $ (10,280)  $ (13,661)
                                                    =========  =========  =========  ==========  ==========

                                                         0.8        0.9        1.1         ---         ---
RATIO OF EARNINGS TO FIXED CHARGES (1) (2)          =========  =========  =========  ==========  ==========








____________________



(1) Earnings were inadequate to cover fixed charges for the nine months ended September 30, 1998 by $111,319,000, for the years ended December 31, 1998, 1997 and 1996 by $261,824,000, $8,922,000 and $6,275,000, respectively, for the seven months ended December 31, 1994 by $30,565,000 and for the year ended May 31, 1994 by $40,976,000.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $3,597,000 and $198,782,000 for the nine months ended September 30, 1999 and 1998, respectively, $348,064,000, $46,153,000 and $1,058,000 for the years ended
December 31, 1998, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 for the year ended May 31, 1994, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000 and $121,117,000 for the nine months ended September 30, 1999 and 1998, respectively, $125,617,000, $6,253,000, $22,189,000, $13,617,000
and $56,193,000 for the years ended December 31, 1998, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 2.3 and 0.2 for the nine months ended September 30, 1999 and 1998, respectively, 0.2, 0.7, 1.4 and 0.8 for the years ended December 31, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the nine months ended September 30, 1998 by $33,654,000, for the years ended December 31, 1998, 1997 and 1995 by $39,377,000, $15,175,000 and $9,921,000,
respectively, for the seven months ended December 31, 1994 by $29,581,000 and for the year ended May 31, 1994 by $51,415,000.